EXHIBIT 99.1

NGL Energy Partners LP Announces Completion of South Pecos Saltwater Disposal Assets Sale

TULSA, Okla., -- (BUSINESS WIRE) - NGL Energy Partners LP (NYSE:NGL) (“NGL” or the “Partnership”) today announced that it has closed the previously announced transaction to sell its South Pecos Water Disposal Assets to a subsidiary of WaterBridge Resources LLC (“WaterBridge”) for $238.8 million in cash proceeds at closing. NGL will use a portion of the proceeds from the sale to fund its previously announced acquisition of DCP Midstream, LP’s wholesale propane business and will use the remaining proceeds to partially fund the redemption of its 5.125% Senior Notes due 2019, which is expected to close on March 15, 2019.

Forward-Looking Statements

Certain matters contained in this Press Release include "forward-looking statements." All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: water solutions, crude oil logistics, NGL logistics and refined products/renewables. For further information, visit the Partnership's website at www.nglenergypartners.com.

SOURCE: NGL Energy Partners LP
NGL Energy Partners LP

Contact:
Trey Karlovich 918-481-1119
Executive Vice President and Chief Financial Officer
trey.karlovich@nglep.com

or

Linda Bridges 918-481-1119
Senior Vice President - Finance and Treasurer
linda.bridges@nglep.com